Exhibit 99.1

News Release
CONTACT:
Michael Perlman
Director, Investor Relations
KLX Inc.
(561) 791-5435

KLX STOCKHOLDERS APPROVE MERGER WITH THE BOEING COMPANY; KLX INC. BOARD OF DIRECTORS APPROVES SPIN-OFF OF KLX ENERGY SERVICES HOLDINGS, INC.
TO OCCUR ON SEPTEMBER 14, 2018

WELLINGTON, FL — August 24, 2018 - KLX Inc. (“KLX” or the “Company”) (NASDAQ: KLXI) announced today that KLX stockholders voted in favor of the proposal to adopt the previously announced Agreement and Plan of Merger, dated as of April 30, 2018 (the “Merger Agreement”), by and among KLX, The Boeing Company (“Boeing”) and a wholly owned subsidiary of Boeing, as amended by Amendment No. 1 thereto, dated as of June 1, 2018, at a special meeting of stockholders held today at the Boston Harbor Hotel in Boston, Massachusetts. KLX also announced today that its board of directors (the “Board”) has approved the spin-off of its Energy Services Group business, which will be known as KLX Energy Services Holdings, Inc. (“KLX Energy Services”), through a distribution of all of the shares of KLX Energy Services common stock on a pro rata basis to the holders of KLX’s common stock.

Merger Approval

At the special meeting, approximately 99.4% of all votes cast, which represents approximately 85.4% of all outstanding shares on July 24, 2018, the record date for the special meeting, were voted in favor of the proposal to adopt the Merger Agreement.

Under the terms of the Merger Agreement, KLX stockholders will have the right to receive, for each share of KLX common stock that they own immediately prior to the effective time of the merger, $63.00 in cash per share, without interest (the “Merger Consideration”).  The Merger Consideration is in addition to, and separate from, the shares of KLX Energy Services Holdings, Inc. (“KLX Energy Services”) that KLX stockholders as of the record date, September 3, 2018, of the previously announced spin-off of KLX Energy Services will receive in the spin-off on September 14, 2018.

A full description of the proposed merger is included in the proxy statement for the special meeting, which is available without charge through the Securities and Exchange Commission website at www.sec.gov.  You may also obtain copies of documents filed by KLX with the SEC on KLX’s Internet website at http://www.klx.com under the tab “Investor Relations,” then under the tab “Reports & SEC Filings.”

Spin-Off

In connection with the spin-off, for every one share of KLX common stock held, KLX’s shareholders will receive 0.4 shares of KLX Energy Services common stock. No fractional shares of KLX Energy Services will be issued. KLX Shareholders will receive cash in lieu of fractional shares. The Board has set a record date of September 3, 2018 and a distribution date of September 14, 2018.

The distribution of KLX Energy Services common stock will complete the separation of KLX Energy Services from KLX. After the distribution, KLX Energy Services will be an independent, publicly-traded company and KLX will not own any shares of KLX Energy Services common stock. KLX Energy Services common stock is expected to begin trading on the NASDAQ under the ticker symbol KLXE. KLX will continue to trade on the NASDAQ under the ticker symbol KLXI, until the consummation of the Boeing/KLX merger, which is expected to occur in the fourth calendar quarter of 2018.

Amin J. Khoury, Chairman and Chief Executive Officer of KLX commented, “Our decision to separate the Energy Services business was the result of having successfully completed the strategic alternatives review process, which had been undertaken by our management team and Board of Directors, together with our independent advisors. We believe the outcome of this process will result in the achievement of maximum value for our shareholders, and positions our employees, our customers and our suppliers at both our Aerospace Solutions Group and our Energy Services Group businesses for continued success in the years to come.”

The distribution of KLX Energy Services common stock is subject to the conditions set forth in the Distribution Agreement among KLX, KLX Energy Services and KLX Energy Services LLC, filed as an exhibit to KLX’s Current Report on Form 8-K filed with the SEC on July 17, 2018.

No action is required by KLX’s shareholders in order to receive shares of KLX Energy Services common stock in the distribution. An information statement, which is an exhibit to KLX Energy Services’ Registration Statement on Form 10, is being mailed to all KLX stockholders and describes the spin-off and the business of KLX Energy Services, including the risks of owning KLX Energy Services common stock, and other details regarding the separation.

About KLX Inc.

KLX Inc., through its two operating segments, provides mission critical products and complex logistical solutions to support its customers’ high value assets. KLX serves its customers in demanding environments that face high cost of downtime and require dependable, high quality, just-in-time customer support. The Aerospace Solutions Group is a leading distributor and value added service provider of aerospace fasteners and consumables, offering the broadest range of aerospace hardware and consumables and inventory and supply chain management services worldwide. The Energy Services Group provides completion, intervention and production services to the major onshore oil and gas producing regions of the United States, including the Northeast Region (the Marcellus and Utica Shales) as well as the Mid-Continent STACK and SCOOP and Haynesville, the Rocky Mountains Region (the Bakken formation, Williston, DJ, Uinta and Piceance Basins and Niobrara Shale) and the Southwest Region (including the Permian Basin and Eagle

Ford Shale), serving the leading companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the SEC, which include its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the Form 10 filed in connection with the proposed spin-off of KLX Energy Services. For more information, see the sections entitled “Risk Factors” and “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and its other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by the federal securities laws and the rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.